ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080410212-30
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 06/17/2008 8:00 AM
	Entity Number C5001-1999

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT   ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Sinoenergy Corporation

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 shares of common stock, $0.001 par value
10,000,000 shares of preferred stock, $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

50,000,000 shares of common stock, $0.001 par value
10,000,000 shares of preferred stock, $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Shares of common stock held by each holder of record on the effective date shall be automatically consolidated at the rate of one for two (1:2) without any further action on the part of the stockholders of the Corporation

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares will be rounded up to one whole share

7. Effective date of filing (optional): 6/20/08 (must not be later than 90 days after the certificate is filed)

8. Officer Signature: X ______________________
Signature   Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.